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                                                                   EXHIBIT 10.24


                         SOFTWARE DEVELOPMENT AGREEMENT


                                     PARTIES

         This Software Development Agreement ("Agreement") is made as of the 3rd day of January, 2000 ("Effective Date"), by and between The Men's Wearhouse, Inc., a Texas corporation ("TMW"), and Chelsea Market Systems, L.L.C., a Delaware limited liability company ("Chelsea").

                                  INTRODUCTION

         Chelsea has undertaken to develop, test and complete certain computer software known as * (collectively the "Systems"). TMW has agreed to fund the development of the Systems in exchange for a non-exclusive license to use the Systems. In consideration of the premises, conditions and covenants herein contained, Chelsea and TMW agree as follows:

                                 I. DEFINITIONS

         1.1 "Acceptance Date" shall mean with respect to each System, that date upon which TMW accepts the System as completely developed in accordance with the specifications and development schedule to be agreed to in writing by TMW and Chelsea and when so agreed attached hereto as Exhibit A, as evidenced by the parties' signature on Exhibit A.

         1.2 "Development Period" shall mean the development time period for the Systems subsequent to the signing of this Agreement and prior to termination of this Agreement.

         1.3 "Development Costs" shall mean direct costs incurred by Chelsea related to development of the Systems, including, but not limited to, taxes, labor, overhead and other expenses.

         1.4 "Documentation" shall mean documentation developed by Chelsea related to the Object Code or Source Code of the Systems.

         1.5 "Improvements" shall mean any improvements, advancements, modifications, alterations, or derivative works related to the Documentation, Object Code or Source Code of the Systems authored, developed, conceived or reduced to practice by Chelsea, whether or not


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* Omitted pursuant to Rule 24b-2 of the General Rules and Regulations Under the
Securities Exchange Act of 1934 and filed separately with the Commission.


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protectable by patent, trade secret or copyright and whether or not fixed in a tangible medium of expression.

         1.6 "Object Code" shall mean the machine language code of the individual program units of the Systems that are linked together to create an executable form of the Systems.

         1.7 "Payment Period" shall mean a calendar year.

         1.8 "Software Package" shall mean the Improvements, Object Code, Source Code and Documentation of the Systems.

         1.9 "Source Code" shall mean the human readable computer code for the Systems.

         1.10 "Surplus Amount" shall have the meaning ascribed in Section 3.3.

         1.11 "Systems Completion" shall mean the Acceptance Date for the last to be delivered of the Systems.

                           II. SOFTWARE PACKAGE RIGHTS

         2.1 Ownership and License Rights. Chelsea shall own all right, title and interest in and to the Software Package and shall grant TMW a non-exclusive, perpetual license in the Software Package. The non-exclusive license granted to TMW shall:

                  (i) allow TMW and TMW's subsidiaries and affiliates to use, reproduce, make derivative works of, and internally distribute copies of the Software Package;

                  (ii) obligate Chelsea to provide TMW with Software Package support services pursuant to the Maintenance Agreement separately executed by both parties; and

                  (iii) obligate TMW to reimburse Chelsea for Chelsea's actual costs associated with obtaining of licenses from third parties necessary to complete and deliver the Software Package.


         2.2 Transfer in the Event of Termination Prior to Acceptance Date. In the event of termination of this Agreement prior to the Acceptance Date for any of the Systems, Chelsea shall: (1) execute all such documents necessary to assign to and vest in TMW, and subject to Section 5.1, the other Members of Chelsea any and all rights to the Software Package related to such System, including, but not limited to, any patent rights, copyrights, trademarks, or trade secrets; and (2) cause its respective officers, employees and agents to execute such documents necessary to assign to and vest in TMW, and subject to
Section 5.1, the other Members of Chelsea any and all such rights.

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         2.3 Not withstanding the above, TMW's rights do not extend to the ability to market or sublicense such Software Package.

                            III. BUDGETING AND COSTS

         3.1 Development Budget. Chelsea shall prepare and submit a budget and schedule of anticipated costs at the signing of this Agreement. This budget and schedule shall become Exhibit "B" appended hereto and incorporated by reference. In any given Payment Period, Chelsea shall not exceed any budgeted line item by more than 10% without, to the extent practicable, notifying and consulting with TMW prior to the incurrence thereof.

         3.2 Costs. TMW shall reimburse Chelsea for all reasonable Development Costs provided the aggregate of all such costs shall not exceed $ * . Chelsea shall submit copies of invoices from third parties directly to TMW for payment. Chelsea shall also bill TMW at the beginning of each month for any other Development Costs. TMW shall pay all reasonable Development Costs within a commercially reasonable time period and shall provide Chelsea with notice concerning any disputed amount. TMW shall work with Chelsea to resolve any disputed amounts and shall promptly pay any amounts once resolved. In the event Chelsea determines that in its judgment the Development Costs may exceed $ * , Chelsea will immediately notify TMW to discuss the reasons for and nature of such Development Costs overrun. Chelsea and TMW shall discuss the desirability for and means to pay any such Developments Costs overrun but, absent its written agreement, TMW shall have no obligation to pay any such Development Costs overruns.

         3.3 Surplus Amount. In the event the aggregate of all Development Costs which TMW is required to pay to Chelsea for the complete development and acceptance of all of the Systems is less than $ * , the amount (the "Surplus Amount") by which such aggregate Development Costs is less that $ * shall be contributed to Chelsea as contemplated by Section 7.1(b) of the Limited Liability Company Agreement of Chelsea.

                          IV. WARRANTIES AND INDEMNITY

         4.1 Warranties. Chelsea warrants and represents that it has the proper skill, training and background to develop the Systems in a competent and professional manner. Chelsea warrants and represents that the Systems when completed and delivered to TMW in accordance herewith will perform the functions in accordance with the specifications set forth in Exhibit A; provided that Chelsea's sole obligation shall be to provide such labor and services as shall be necessary to cause the Systems to perform in accordance with such specifications, and that Chelsea not be liable for any consequential or incidental damages, including, without limitation, loss of profits.

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* Omitted pursuant to Rule 24b-2 of the General Rules and Regulations Under the
Securities Exchange Act of 1934 and filed separately with the Commission.

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         4.2 Indemnity. Chelsea agrees to indemnify and hold TMW, its affiliates, directors, officers, employees and agents harmless from and against any liability or damages (including any consequential damages or lost profits) or expenses in connection therewith (including reasonable attorneys' fees and litigation costs) resulting from any claim asserted by any individual or third Party (other than TMW, its subsidiaries or affiliates) which relates to the development or use of the Systems. Notwithstanding the above, Chelsea disclaims any liability and duty of indemnification resulting from use or development of any version of the Software Package that has been modified by TMW without specific, written authorization of Chelsea if the unauthorized modification directly or indirectly contributes to the basis of the claim.

                          V. RESTRICTIONS ON MARKETING

         5.1 Prohibited Licenses. Chelsea agrees that it will not license, sell or in any other way transfer any rights to use any of the Software Package to any company or business whose primary business at such time is the sale of tailored men's clothing without the written consent of TMW. Chelsea further agrees that if it at any time licenses, sells or otherwise assigns or transfers, whether voluntarily, involuntarily or in liquidation or otherwise, any rights in or to own or use any of the Software Package where such license, sale, assignment or transfer may purport to grant to the transferee the right to license, sell, assign or transfer any rights to use the Software Package or any part thereof, such license, sell, assignment or transfer by Chelsea shall be made expressly subject to this Section 5.1.

         5.2 Limited Marketing Activities. Chelsea acknowledges and agrees that its paramount obligations are to develop and deliver the Systems on or before June 30, 2000. To that end, Chelsea agrees that it will not permit any of its personnel working on the Software Package or whose attention to or work on the Software Package is needed to assure timely Systems Completion to engage in any other activity on behalf of Chelsea which would interfere with timely Systems Completion. To this end, Chelsea personnel will not spend any time on marketing the Software Package to third parties nor will Chelsea incur any cost or expense to so market the Software Package prior to Systems Completion without the written consent of TMW; provided however that Chelsea may make expenditures not exceeding $25,000 and Chelsea personnel may do work that does not materially interfere with timely Systems Completion where such expenditures and work relate to the participation by Chelsea in technology shows in the Spring and Summer of the year 2000 for the purpose of marketing the Software Package or parts thereof.

                                 VI. TERMINATION

         6.1 Term. This Agreement shall begin as of the Effective Date and shall continue until terminated as provided for herein.


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         6.2 Termination. This Agreement shall terminate as follows:

                  (i) Chelsea may terminate this Agreement at its sole discretion by providing TMW with thirty (30) days advance written notice;

                  (ii) TMW may terminate this Agreement at its sole discretion by providing Chelsea with thirty (30) days advance written notice; or

                  (iii) this Agreement shall terminate of its own accord on at Systems Completion.

         6.3 Effect of Termination. Termination of this agreement shall relieve TMW and Chelsea of any and all obligations contained herein with the exceptions of:

                  (i) Chelsea's obligation to transfer ownership to TMW in the event of termination prior to the Acceptance Date in accordance with Section 2.2;

                  (ii) Chelsea's obligation to grant TMW a non-exclusive license that meets the requirements of Section 2.1 in the event of termination on the Acceptance Date;

                  (iii) TMW's obligation to pay Development Costs to the date of Termination;

                  (iv) Chelsea's obligation under Sections 4.1, 4.2 and 5.1, only if Acceptance has occurred with respect to the relevant System ; and

                  (v) the Parties' mutual confidentiality obligations of Paragraph 6.4.

         6.4 Safeguarding Proprietary Information. Each Party shall keep confidential any information relating the other Party's business which is clearly designated or described in writing to be confidential. It is hereby acknowledged by Chelsea that all information provided by TMW to Chelsea for use in developing and testing the Software Package are confidential.

         Each Party shall keep and instruct its employees and agents to keep such information confidential by using at least the same care and discretion as used with that Party's own confidential information. If either Party, its employees or agents, breaches or threatens to breach the confidentiality obligations, the other Party may obtain injunctive relief, in addition to its other remedies, inadequate monetary damages and irreparable harm being acknowledged. Upon TMW's request, but in any event upon termination of the Agreement, Chelsea shall surrender to TMW all of TMW's confidential information, including all copies and reproductions of any portion of TMW's confidential information in any tangible form. These confidentiality obligations shall survive termination of this Agreement.

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                             VII. GENERAL PROVISIONS


         7.1 Complete Agreement. This Agreement represents the complete and final agreement between the parties regarding the development of the Software Package.

         7.2 Governing Law. This Agreement shall be deemed made and entered into in the State of Texas and shall be governed and construed under and in accordance with the laws of the State of Texas. No conflicts of law rule or law that might refer such construction interpretation to the laws of another state, republic or country shall be considered. The Parties further acknowledge and agree that any legal action arising as a result of this Agreement shall occur in Houston, Texas, and the Parties hereto agree to consent to jurisdiction and venue within the courts therein.

         7.3 Modifications. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or amended in any manner other than by an instrument in writing, signed by the Party against which the enforcement of the change, waiver, discharge, or amendment is sought.

         7.4 Binding Effect of Agreement. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns.

         7.5 Waiver. The parties covenant and agree that if either Party fails or neglects for any reason to take advantage of any of the terms provided for herein, any such failure or neglect by either Party shall not be a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement can be waived by either Party except by its written consent.

         7.6 No Partnership or Joint Venture. Chelsea undertakes this agreement as an independent contractor, not as an employee of TMW. This Agreement does not render either Party as the agent of the other or create a partnership or joint venture between the parties, and neither Party shall have the power to bind the other in any way.

         7.7 Assignment. This Agreement may not be assigned or otherwise transferred without the other Party's prior written consent.

         7.8 Severability. If any word, sentence, paragraph, clause or a combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final and unappealable order, to be in violation of any law, such words, sentences, paragraph, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain binding upon the Parties hereto as to fulfill the original intent of this Agreement.


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         IN WITNESS WHEREOF, the respective representative of the Parties hereto duly authorized have caused this Agreement to be executed in multiple originals as of the date written below, but effective as of the Effective Date.


THE MEN'S WEARHOUSE, INC.                   CHELSEA MARKET SYSTEMS, L.L.C.


BY:    /s/ DAVID EDWAB                      BY:   /s/ HARRY LEVY
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Its:   President                            Its:  President
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